EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the NXG Cushing Midstream Energy Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR/A of the NXG Cushing Midstream Energy Fund for the year ended November 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the NXG Cushing Midstream Energy Fund for the stated period.

/s/ John Musgrave	/s/ Blake R. Nelson
John Musgrave	Blake R. Nelson
President & Chief Executive Officer, NXG	Chief Financial Officer & Treasurer, NXG
Cushing Midstream Energy Fund	Cushing Midstream Energy Fund

Dated: 5/22/2025

This statement accompanies this report on Form N-CSR/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by NXG Cushing Midstream Energy Fund for purposes of Section 18 of the Securities Exchange Act of 1934.